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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                          SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(a)
                   OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. __)

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|_|      Soliciting Material Pursuant to Rule 14a-12


                             Hoenig Group Inc.
              (Name of Registrant as Specified in Its Charter)


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NEWS RELEASE

                                             For:         Hoenig Group Inc.
                                                          4 International Drive
                                                          Rye Brook, NY  10573


                                             Company
                                             Contact:     Alan B. Herzog
                                                          (914) 935-9000

FOR IMMEDIATE RELEASE

HOENIG GROUP'S FORM 10-Q FOR THE SECOND QUARTER 2002 REPORTS A NET LOSS PER SHARE OF $0.71 FOR THE QUARTER AND $0.25 FOR THE SIX MONTHS ENDED JUNE 30, 2002

Rye Book, NY, August 14, 2002, Hoenig Group Inc. (Nasdaq: HOEN) announced today that it has filed its Form 10-Q for the second quarter ended June 30, 2002, reporting a net loss per share, basic and diluted, of $0.71 for second quarter ended June 30, 2002, and a net loss per share, basic and diluted, of $0.25 for the six months ended June 30, 2002. These results differ from the financial results announced by the Company on July 16, 2002 in that they include $1.2 million in professional fees and expenses ($0.7 million after taxes) incurred by the Company through June 30, 2002 in connection with the sale of the Company to Investment Technology Group, Inc. ("ITG"). The Company's stockholders are voting on the proposed merger with ITG at a Special Meeting of Stockholders being held on August 26, 2002. The merger is expected to be completed by the end of the third quarter 2002, subject to the approval of stockholders and regulatory authorities and satisfaction of customary closing conditions.

The financial data for the three-and six-month periods ended June 30, 2002, as reflected in the Company's Form 10-Q, is set forth in the tables below:

Financial Data Three Months Ended June 30,


                                                                 2002(1)                 2001
                                                                 -------                 ----

 Operating Revenues from Continuing Operations                  $25,551,798            $23,488,283
 Operating (Loss) Income from Continuing
    Operations                                                   (8,158,360)              1,616,532
 Net Investment Income and Other from Continuing
    Operations                                                      295,884               1,306,648
 (Loss) Income Before Income Taxes from
    Continuing Operations                                        (7,862,476)              2,923,180
 Net (Loss) Income from Continuing Operations                    (6,895,303)              1,792,385
 Net Income from Discontinued Operations                          1,236,757                 357,527
 Net (Loss) Income                                              $(5,658,546)             $2,149,912

 Net (Loss) Income Per Share
 Basic
   (Loss) Income from Continuing Operations                           (0.87)                   0.23
   Income from Discontinued Operations                                 0.16                    0.04
                                                                      -----                   -----
       Net (Loss) Income Per Share Basic                              (0.71)                   0.27
                                                                      ======                  =====
 Diluted
      (Loss) Income from Continuing Operations                        (0.87)                   0.20
      Income from Discontinued Operations                              0.16                    0.04
                                                                       -----                  -----
      Net (Loss) Income Per Share Diluted                             (0.71)                   0.24
                                                                      ======                  =====

 Weighted Average Shares - Basic                                  7,945,603               7,903,829
 Weighted Average Shares - Diluted                                7,945,603               8,958,772

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(1)   Financial data for the three months ended June 30, 2002, excluding the previously announced $7.1 million loss incurred by the Company's
      United Kingdom brokerage subsidiary plus $0.6 million of related expenses ($6.7 million net of tax), would be as follows: operating loss from continuing operations of $466,614, loss from continuing operations before income taxes of $170,730, net loss from continuing operations of $205,568.


Financial Data Six Months Ended June 30,

                                                                 2002(1)                          2001(2)
                                                                 -------                          -------

 Operating Revenues from Continuing Operations                 $50,547,266                       $45,927,406
 Operating (Loss) Income from Continuing
     Operations                                                 (6,999,709)                        2,763,168
 Net Investment Income (Loss) and Other from
     Continuing Operations                                         509,200                        (6,350,887)
(Loss) Before Income Taxes from
     Continuing Operations                                      (6,490,509)                       (3,587,719)
Net (Loss) from Continuing Operations                           (6,053,732)                       (1,993,771)
Net Income from Discontinued Operations                          4,081,183                           672,454
Net (Loss)                                                     $(1,972,549)                      $(1,321,317)

Net (Loss) Income Per Share
Basic and Diluted
    (Loss) from Continuing Operations                                (0.76)                            (0.25)
    Income from Discontinued Operations                               0.51                              0.08
                                                                     ------                            ------
    Net (Loss) Per Share Basic                                       (0.25)                            (0.17)
                                                                     ======                            ======

Weighted Average Shares - Basic & Diluted                        7,925,055                         7,905,304

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(1)   Financial data for the six months ended June 30, 2002, excluding the previously announced $7.1 loss incurred by the Company's United Kingdom brokerage subsidiary plus $0.6 million of related expenses
      ($6.7 million net of tax), would be as follows: operating income from continuing operations of
      $692,037, income from continuing operations before income taxes of $1,201,237, net income from continuing operations of $636,003, basic earnings per share from continuing operations of $0.08, and diluted earnings per share from continuing operations of $0.07.

(2)   Financial data for the six months ended June 30, 2001, excluding the $9.2 million ($5.5 million net of tax) impairment write-off of the Company's investment in InstiPro Group, Inc., would be as follows: net investment income and other from continuing operations of $2,941,520, income from continuing operations before income taxes of $5,704,688, net income from continuing operations of
      $3,486,229, basic earnings per share from continuing operations of $0.44, and diluted earnings per share from continuing operations of $0.39.


For over thirty years, Hoenig Group Inc. has provided high quality trade execution, independent research and premier client service to professional money managers and alternative investment funds throughout the world. Hoenig Group Inc. operates through its brokerage subsidiaries in the United States, United Kingdom and Hong Kong. For additional information about Hoenig Group, visit www.hoeniggroup.com.


This press release contains forward-looking statements that relate to future plans, events and performance. These forward-looking statements involve risks and uncertainties, including the risk that conditions to the closing of the ITG transaction described herein will not be satisfied and the sale will not be complete and the risk that the Company will not recover on any claims filed with its insurers. These risks and uncertainties are in addition to those set forth in the Company's periodic reports and other filings with the Securities and Exchange Commission. Forward-looking statements reflect the Company's current views with respect to future events. Actual events and results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated.

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